UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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ALERE INC.
(Name of Registrant as Specified in Its Charter)

COPPERSMITH CAPITAL MANAGEMENT, LLC
COPPERSMITH VALUE PARTNERS, LLC
JEROME J. LANDE
CRAIG ROSENBLUM
SCOPIA LONG LLC
SCOPIA PARTNERS QP LLC
SCOPIA PX, LLC
SCOPIA PARTNERS LLC
SCOPIA WINDMILL FUND, LP
SCOPIA INTERNATIONAL MASTER FUND LP
SCOPIA PX INTERNATIONAL MASTER FUND LP
SCOPIA LB LLC
SCOPIA CAPITAL GP LLC
SCOPIA CAPITAL MANAGEMENT LLC
MATTHEW SIROVICH
JEREMY MINDICH
CURT R. HARTMAN
THEODORE E. MARTIN

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Coppersmith Capital Management, LLC (“Coppersmith Capital”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes for the election of its slate of director nominees at the 2013 annual meeting of stockholders of Alere Inc., a Delaware corporation.

On July 23, 2013, Coppersmith Capital issued the following press release:

Media Contact:	Investor Contact:
Dan Gagnier	Mark Harnett
Sard Verbinnen & Co	MacKenzie Partners, Inc.
(212) 687-8080	(212) 929-5500

COPPERSMITH CAPITAL FILES DETAILED PRESENTATION ON ALERE INC

Outlines Strategic Plan to Improve Performance and Enhance Stockholder Value

Urges Stockholders to Vote the BLUE Proxy Card for the Election of Coppersmith’s Independent and Highly-Qualified Candidates to Alere’s Board

New York, NY, July 23, 2013 – Coppersmith Capital Management, LLC (“Coppersmith Capital”) today announced that it has filed a comprehensive presentation detailing its strategic plan to improve performance and enhance stockholder value at Alere, Inc. (NYSE: ALR) (“Alere”).  The presentation is available at the SEC’s website and at the following link: www.stockholderdocs.com/ALR.

The presentation outlines Alere’s languishing long-term operational performance, destructive capital allocation decisions, flawed strategy, and poor corporate governance.  The presentation also sets forth in detail Coppersmith Capital’s recommendations and timetable for the operational and strategic rationalization of Alere, including significant deleveraging, which, if successfully implemented, Coppersmith Capital believes could generate dramatic value enhancement at Alere.

Jerome Lande, Managing Partner of Coppersmith Capital, stated, “Over the years, Alere has blindly pushed forward with flawed strategies that have destroyed stockholder value in almost every respect.  Now Alere is asking stockholders to have faith and support its director nominees who have already stated their commitment to the status quo.  We believe real change on the board is necessary to bring about a robust, independent evaluation of alternatives that can truly address Alere’s structural and financial issues.  Coppersmith Capital has put forward a comprehensive strategic plan that has the potential to reverse years of lackluster performance and mismanagement by generating far greater value in the near-term and placing Alere on the right track for creating enduring value for the long-term.  Our nominees, if elected, are committed to working constructively with the other directors on the board to fully explore and evaluate all viable strategies to unlock stockholder value.  In our view, the necessary catalyst is the election of directors who are truly independent of management.  Therefore we urge stockholders to support our highly-qualified nominees and vote the blue proxy card today.”

Coppersmith Capital urges Alere’s stockholders to vote the BLUE proxy card for the election of Coppersmith’s three highly-qualified and independent candidates to Alere’s Board of Directors at its upcoming annual meeting of stockholders on Wednesday, August 7, 2013.